Exhibit 4.3

FORM OF 14.250% SENIOR SECURED NOTE

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PLATINUM ENERGY SOLUTIONS, INC., A NEVADA CORPORATION (“PES”).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO PES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2100 WEST LOOP SOUTH, SUITE 1601, HOUSTON, TEXAS 77027, ATTENTION: CHIEF FINANCIAL OFFICER.

[Face of Note]

CUSIP/CINS

14.250% Senior Secured Notes due 2015

No.	$

Platinum Energy Solutions, Inc.

promises to pay to                      or registered assigns,

the principal sum of                                                                                                                                                                                      DOLLARS on             , 2015.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2011

Record Dates: February 15 and August 15

Dated:             , 2012

Platinum Energy Solutions, Inc.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

The Bank of New York Mellon Trust

Company, N.A.,

as Trustee

By:		Date:
Authorized Signatory

[Back of Note]

14.250% Senior Secured Notes due 2015

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Platinum Energy Solutions, Inc., a Nevada corporation (“PES”), promises to pay interest on the principal amount of this Note at 14.250% per annum from September 1, 2011 until maturity; provided, however, that the first interest payment on September 1, 2011 may be capitalized and added to the principal amount of the Note at PES’s option. PES shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. PES will pay interest and Additional Interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be September 1, 2011. PES will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(2) METHOD OF PAYMENT. PES will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than PES or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by PES in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. PES will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. PES may change any Paying Agent or Registrar without notice to any Holder. PES or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. PES issued the Notes under an Indenture dated as of March 3, 2011 (the “Indenture”) among PES, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of PES as provided in the Indenture and the Security Documents. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) Optional Redemption.

(a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Notes will not be redeemable at PES’s option prior to March 1, 2013. On or after March 1, 2013, PES may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

For the period below	Percentage
On or after March 1, 2013 to February 28, 2014	107.125%
On or after March 1, 2014 and thereafter	100.000%

Unless PES defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b) At any time on or prior to March 1, 2013, PES may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 114.250% of the aggregate principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to but not including the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by PES, provided that:

(i)	at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by PES and its Subsidiaries); and

(ii)	the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) In addition, at any time prior to March 1, 2013, PES may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

Unless PES defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

PES is not required to make mandatory redemption or sinking fund payments with respect to the Notes. PES may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of PES, including this Indenture.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, PES will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 15 days following any Change of Control, PES will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b) If PES or a Restricted Subsidiary of PES consummates any Asset Sales, on the 361st day after the Asset Sale (or, at PES’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $5.0 million, PES will make an Asset Sale Offer to all Holders of Notes, and, at PES’s option, all holders of Other Pari Passu Obligations, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PES may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and, if applicable, Other Pari Passu

Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Other Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(c) Within 100 days after each Determination Date for which the Excess Cash Flow of PES and its Restricted Subsidiaries for the applicable Excess Cash Flow Offer Determination Period exceeds $2.5 million (the “Excess Cash Flow Offer Threshold”), and to the extent permitted by its Credit Facilities, PES will make an offer in cash in an amount equal to the Excess Cash Flow Offer Amount to purchase Notes (an “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”). If the aggregate principal amount of Notes tendered in such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, PES may use any remaining Excess Cash Flow Amount for any purpose not otherwise prohibited by the Indenture. Upon completion of any such Excess Cash Flow Offer, the Excess Cash Flow Amount shall be reset at zero; provided that PES will not be deemed to be in default under this covenant for any failure to make an Excess Cash Flow Offer or an Excess Cash Flow Offer Payment by virtue of any adjustment in the amount calculated for any Excess Cash Flow Offer Determination Period due to normal year-end accounting adjustments or other changes concurred in by its public accountants; provided further that any such adjustment in the calculation of the Excess Cash Flow for a prior Excess Cash Flow Offer Determination Period, whether positive or negative, shall be carried forward to the next subsequent Excess Cash Flow Offer Determination Period. Within 100 days following each such Determination Date, PES will mail a notice to each Holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, PES will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and PES may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. PES need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, PES need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes or Guarantees may be amended or supplemented as specified in the Indenture.

(12) DEFAULTS AND REMEDIES. Events of Default are specified in Indenture. In the case of an Event of Default arising under Section 6.01(10) or (11) of the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

(13) TRUSTEE DEALINGS WITH PES. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for PES or its Affiliates, and may otherwise deal with PES or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder or other owner of Capital Stock of PES or any of the Guarantors, as such, will not have any liability for any obligations of PES or the Guarantors under the Notes, the Note Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 3, 2011, among PES, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among PES, the Guarantors and the other parties thereto, relating to rights given by PES and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, PES has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

(20) Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the Holder hereof may be subject to the provisions of an Intercreditor Agreement entered into after March 3, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between a First Lien Agent, and The Bank of New York Mellon Trust Company, N.A., as Second Lien Trustee and Collateral Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

PES will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Platinum Energy Solutions, Inc.

2100 W. Loop South, Suite 1601

Houston, Texas 77027

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of PES. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by PES pursuant to Section 4.06, Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.06             ☐  Section 4.10             ☐  Section 4.15

If you want to elect to have only part of the Note purchased by PES pursuant to Section 4.06, Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) agrees, subject to the provisions in the Indenture dated as of March 3, 2011 (the “Indenture”) among PLATINUM ENERGY SOLUTIONS, INC., (“PES”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), (a) the undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to each Holder of Notes and the Trustee the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations subject to any limitation set forth therein; (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the undersigned; (c) the obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee; (d) to be bound by such provisions; and (e) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such provisions.

NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTATION OF GUARANTEE.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title: